Exhibit 10.04

AMENDMENT

This Amendment is made and entered into as of May 18, 2011, by and among each of John Pink and Adam Sweeney (the “Sellers”) and Castrovilla Energy, Inc., a wholly-owned subsidiary of Blue Earth, Inc., a Nevada corporation and Blue Earth Energy Management Services, Inc.

WITNESSETH:

WHEREAS, the Parties entered into a Guaranty Agreement dated as of December 29, 2010;

WHEREAS, the Parties desire to amend the Guaranty Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and in consideration of the receipt by the Sellers of good and valuable consideration, and in accordance with SEC rules and regulations, the Parties agree as follows:

1.           Subsection (c) of Section 2 of the Guaranty Agreement is amended and revised to read as follows:

(c)           To the extent that sales of BE Shares pursuant to the Lock-Up are made at prices per Share that are greater than the $3.36 (a “Surplus”), each of the Sellers shall pay to BE any Surplus in BE Shares and none in cash.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

/s/ John Pink
John Pink

/s/ Adam Sweeney
Adam Sweeney

BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
      Johnny R. Thomas
      CEO

CASTROVILLA ENERGY, INC.

By: /s/ Johnny R. Thomas
      Johnny R. Thomas
      CEO